UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): February 23, 2006

RAYTHEON COMPANY

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	1-13699 (Commission File Number)	95-1778500 (IRS Employer Identification Number)

870 Winter Street Waltham, Massachusetts (Address of principal executive offices)	02451 (Zip Code)

Registrant's telephone number, including area code: (781) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Named Executive Officer Compensation

On February 23, 2006, the Board of Directors, upon the recommendation of the Management Development and Compensation Committee (the “Committee”), approved the payment of incentive cash awards pursuant to the 2005 Results-Based Incentive Program (the “2005 RBI Program”) for the Named Executive Officers as set forth in the table below. The equally-weighted performance metrics established for the 2005 RBI Program were free cash flow, working capital turns, bookings, net revenue, and operating profit from continuing operations. The Committee determined that the Company exceeded its targets within each metric.

Each participating key employee, including the Named Executive Officers, had the opportunity to earn incentive cash compensation based upon a pre-established individual payout target expressed as a percentage of base salary determined by the level of responsibility of the participating key employee. The Committee established individual payout targets for each executive officer and key employee based upon an examination of compensation information compiled by an outside consultant from a peer group of public companies of a similar revenue size or that compete in the Company’s primary business areas.

Actual payouts under the 2005 RBI Program were based upon the attainment of the specific pre-established performance metrics and an assessment of individual performance. Individual awards for executive officers under the program reflect the executive’s contribution to the achievement of the pre-established performance metrics, the successful management of human resources, the furtherance of ethical business behavior and leadership competencies, the achievement of the executive’s individual pre-established performance goals, and the degree of challenge in the executive’s position. The Named Executive Officers received the following awards:

Name and Title	2005 Results-Based Incentive Award
William H. Swanson Chairman and Chief Executive Officer	$2,600,000
James E. Schuster Executive Vice President; Chief Executive Officer of Raytheon Aircraft Company	$725,000
Jay B. Stephens Senior Vice President and General Counsel	$660,000
Louise L. Francesconi Vice President; President – Missile Systems	$515,000
Jack R. Kelble Vice President	$410,000

Retirement of Named Executive Officer

Also on February 23, 2006, the Board of Directors, upon the recommendation of the Committee, approved the acceleration of the lapsing of restrictions on 5,000 shares of restricted stock for Jack R. Kelble, Vice President and former President of the Company’s Space and Airborne Systems business unit, in connection with his scheduled retirement from the Company effective March 1, 2006. Mr. Kelble’s retirement benefits also include the lapsing of restrictions on 4,000 additional shares of restricted stock on his scheduled retirement date.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 27, 2006

RAYTHEON COMPANY

By:/s/ Jay B. Stephens

Jay B. Stephens
Senior Vice President and General Counsel